TIAA REAL ESTATE ACCOUNT
FREQUENTLY ASKED QUESTIONS

A.	INVESTMENT OBJECTIVE AND STRATEGY/ACCOUNT COMPOSITION
A1.    About the TIAA Real Estate Account
A2.    What is the investment objective and the investment strategy of the Real Estate Account?
A3.    What can the Real Estate Account invest in?
A4.    Are investments in the Real Estate Account leveraged?
A5.     Are the Real Estate Account’s investments wholly-owned or are there joint-venture partnerships?
A6.     Is the Real Estate Account invested in any international properties?
A7.     What is the Real Estate Account’s target asset allocation across property types and regions?
A8.     How is investment risk managed by the Real Estate Account?

B.	INVESTMENT OBJECTIVE AND STRATEGY/ACCOUNT COMPOSITION
B1.    How is the Real Estate Account managed?
B2.    How is the real estate research function organized?
B3.    How are properties selected for the Real Estate Account?

B4.	How are properties allocated between the various real estate portfolios managed by
TIAA or its affiliates?
B5.    Who manages the properties owned by the Real Estate Account?
B6.    Why is the expense ratio of the Real Estate Account higher than that of other TIAA products?
B7.    How does the Real Estate Account guarantee liquidity?
B8.    What is the Real Estate Account’s policy on holding cash?

B9.	Are the properties in the Real Estate Account insured for losses due to natural disasters, terrorism or vandalism?
B10.    How is investment risk managed in the Real Estate Account?

C.	ACCOUNT AND PROPERTY VALUATION
C1.    How are properties in the Real Estate Account valued?

C2.	How are daily unit values derived for the Real Estate Account when real estate transactions don’t occur every day?
C3.    What is a capitalization rate?

D.	PARTICIPANT TRANSACTIONS
D1.    How often can I transfer/sell units in and out of the Real Estate Account?
D2.    Why are transfers in and out of the Real Estate Account limited?
D3.    How does the Real Estate Account guarantee liquidity?
D4.    What is the role of the independent fiduciary as it pertains to TIAA’s ownership of liquidity units?

FREQUENTLY ASKED QUESTIONS

E.	ACCOUNT INVESTMENT RISKS
E1.    What are the Real Estate Account’s investment risks?

E2.	Are the properties in the Real Estate Account insured for losses due to natural disasters, terrorism or vandalism?
E3.    How is investment risk managed in the Real Estate Account?

F.	PERFORMANCE: RISK INDICATORS
F1.    What is the Real Estate Account’s beta?
F2.    What is the Real Estate Account’s volatility and how does it compare to that of other asset classes?
F3.    Is the Real Estate Account a good diversifier?

G.	PERFORMANCE: RETURN INDICATORS
G1.    What are the historical total returns of the Real Estate Account?

G2.	What are the Real Estate Account’s comparison indices and how does the Real Estate Account’s performance compare to that of comparison indices?
G3.    What is the difference between the actual total returns and the adjusted total returns?
G4.    What are the Internal Rates of Return (IRR) for the Real Estate Account?
G5.    Is the Real Estate Account included in a GIPS compliant composite?

H.	MISCELLANEOUS

H1.	Is there a difference between investing in the Real Estate Account and a REIT (Real Estate Investment Trust) fund?
H2.    Is there a direct real estate peer group or Morningstar category for the Real Estate Account?
H3.    Where can I get more detailed information about the Real Estate Account?

FREQUENTLY ASKED QUESTIONS

A. INVESTMENT OBJECTIVE AND STRATEGY/ACCOUNT COMPOSITION
A1. ABOUT THE TIAA REAL ESATE ACCOUNT
The TIAA Real Estate Account (the "Account") provides an option for individual plan participants under individual and group accumulating annuity contracts and payout annuity contracts to have an allocation to an investment option invested primarily in directly-owned commercial and multi-family real estate assets while offering guaranteed daily liquidity, subject to certain restrictions and limitations.
Please see the Real Estate Account Prospectus for more information.
A2. WHAT IS THE INVESTMENT OBJECTIVE AND THE INVESTMENT STRATEGY OF THE REAL ESTATE ACCOUNT?
Investment Objective
The Account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account also invests in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties, or cover other expenses.
Investment Strategy
The Account seeks to have between 75% and 85% of its net assets invested directly in real estate or real estate-related investments (including real estate-related securities). The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. The Account is targeted to hold between 65% and 80% of its net assets in such direct ownership interest at any time. These ownership interests may be held through joint ventures. As of September 30, 2017, the Account held 20.9% of its total investments via joint ventures. On a long-term basis, the Account targets to hold no more than 10% of its net assets in liquid real estate-related securities, such as equity interests in public real estate investment trusts.
The Account will invest the remaining portion of its assets in non-real estate-related publicly traded liquid investments: namely, U.S. Treasury securities, securities issued by U.S. government agencies or sponsored entities, corporate debt securities, money market instruments and stock of companies that do not primarily own or manage real estate. The Account targets to hold not less than 15% and not more than 25% of its net assets in such non-real estate-related liquid investments.
There will be periods of time (including between late 2008 and mid-2010) during which the Account’s non-real estate-related liquid investments (which are intended to comprise between 15% and 25% of the Account’s net assets) will comprise less than 15% (and possibly less than 10%) of the Account’s assets, particularly during and immediately following periods of significant net participant outflows. In addition, the Account, from time to time and on a temporary basis, may hold in excess of 25% of its net assets in non-real estate-related liquid investments, particularly during times of significant inflows into the Account and/or when there is a lack of attractive real estate-related investments available in the marketplace.
Finally, primarily due to management’s need to manage fluctuations in cash, in particular during and immediately following periods of significant participant net transfer activity into or out of the Account, it may, on a temporary basis (i) exceed the upper end of its targeted holdings (currently 35% of the Account’s net assets) in liquid securities of all types, including both publicly-traded non-real estate-related liquid investments and liquid real estate-related securities, such as REITs and commercial mortgage-backed securities (“CMBS”), or (ii) be below the low-end of its targeted holdings in such liquid securities (currently targeted at 15% of the Account’s net assets).

FREQUENTLY ASKED QUESTIONS

A3. WHAT CAN THE REAL ESTATE ACCOUNT INVEST IN?
The Account can invest in, but is not limited to investing in, the following:
Real estate-related assets:

▪	Direct ownership interests in real estate,

▪	Direct ownership of real estate through interests in joint ventures,

▪	Indirect interests in real estate through real estate-related securities, such as:
- real estate limited partnerships,
- real estate investment trusts (REITs), which may consist of common or preferred stock interests,
- investments in equity or debt securities of companies whose operations involve real estate (i.e., that primarily own or manage real estate) but that may not be REITs, and conventional commercial mortgage loans, participating mortgage loans, secured mezzanine loans and collateralized mortgage obligations, including CMBS and other similar investments.
Non-real estate-related assets:

▪	U.S. Treasury securities,

▪	Securities issued by U.S. government agencies or U.S. government sponsored entities,

▪	Corporate debt securities,

▪	Money market instruments, and

▪	Stock of companies that do not primarily own or manage real estate.

Please see the TIAA Real Estate Account Form 10-Q. for its latest portfolio composition.
A4. ARE INVESTMENTS IN THE REAL ESTATE ACCOUNT LEVERAGED?
The Account may borrow money at the Account level and/or assume or obtain a mortgage on an individual investment or property, i.e., make leveraged real estate investments. The Account may use leverage within certain limitations. Under the Account’s current investment guidelines, management intends to maintain the Account’s “loan-to-value ratio” at or below 30%. The Account’s loan-to-value ratio at any time is based on the outstanding principal amount of the Account’s debt to the Account’s total gross asset value. This ratio will be measured at the time of any debt incurrence and will be assessed after giving effect thereto.
For more information, please refer to the general investment and operating policies section of the latest TIAA Real Estate Account’s Prospectus.
As of September 30, 2017, the Account’s loan-to-value ratio was approximately 15.2%. As the Account’s total assets fluctuate from time to time (due to valuation adjustments on the underlying assets or otherwise), the Account’s total borrowings as a percentage of its assets will fluctuate, even without the incurrence of additional leverage at such time. On any individual property, leverage is limited to 70% of the value of the property at the time of purchase or when debt is placed. For example, if the Account purchases a property for $10 million, it may obtain a mortgage of $7 million and provide $3 million in cash. If a property purchased with debt declines in value, leverage may then exceed 70% of the value of the property.
A5. ARE THE REAL ESTATE ACCOUNT’S INVESTMENTS WHOLLY-OWNED OR ARE THERE JOINT-VENTURE PARTNERSHIPS?
The majority of the Account’s direct real estate investments are wholly-owned. The Account does hold a portion of its assets with co-ownership through a variety of joint ventures. As of September 30, 2017, the Account held 20.9% of its total investments via joint ventures.
A6. IS THE REAL ESTATE ACCOUNT INVESTED IN ANY INTERNATIONAL PROPERTIES?
As of September 30, 2017, the Account did not hold any foreign assets.

FREQUENTLY ASKED QUESTIONS

A7. WHAT IS THE REAL ESTATE ACCOUNT’S ASSET ALLOCATION ACROSS PROPERTY TYPES AND REGIONS?
The Account’s asset allocation by property type and region as of September 30, 2017 is as follows:

Region	%	Property Type	%
West	40.0%	Office	42.4%
East	36.3%	Apartment	21.7%
South	21.5%	Retail	18.9%
Midwest	2.2%	Industrial	14.0%
Foreign	—%	Other	3.0%
For more information on the Account’s current portfolio, please see the TIAA Real Estate Account 10-Q.
A8. HOW IS INVESTMENT RISK MANAGED BY THE REAL ESTATE ACCOUNT?
Investment risk is managed through geographic and property-type diversification, extensive analysis of tenants’ credit and appropriate diversification of future lease expirations. Investments are primarily made in core assets that are generally stable.
Please note that there are other risks associated with an investment in the Account.
For more information, please see the section of the latest Real Estate Account’s Prospectus entitled “Risks”.
B. ACCOUNT MANAGEMENT AND PROCESS
B1. HOW IS THE REAL ESTATE ACCOUNT MANAGED?
The Account is managed by a dedicated portfolio management team of officers of Teachers Insurance and Annuity Association of America ("TIAA"). The TIAA portfolio management team is supported by members of TH Real Estate Global, LLC, an affiliate of TIAA (“THRE”). The THRE team as well as real estate professionals of other TIAA affiliates are responsible for the management of approximately $97 billion (as of September 30, 2017) in global real estate investments, which includes assets outside of the Account's portfolio. In addition, the TIAA portfolio management team for the Account is supported by other real estate and investment professionals of other TIAA affiliates who manage direct real estate assets, real estate investment trusts (REITs), other real estate-related investments and the short-term holdings of the Account.
For more information, please see the latest TIAA Real Estate Account’s Prospectus- Appendix A, under the Portfolio Management Team section.
B2. HOW IS THE REAL ESTATE RESEARCH FUNCTION ORGANIZED?
The Account is supported by a dedicated team of four research professionals. Through a combination of internal analysis and a wide array of external data and resources, the research team provides an in-depth evaluation of real estate and capital markets, local demographics and the underlying macroeconomic forces that affect real estate market conditions.
B3. HOW ARE PROPERTIES SELECTED FOR THE REAL ESTATE ACCOUNT?
An annual business plan is prepared that provides an overall strategy for the Account. As part of this plan, certain geographic markets are targeted based on extensive research. In addition to geographic diversification, property-type (sector) diversification is also a factor in the selection of properties. These decisions are driven by a variety of factors, including market conditions and how the property-type and location complement the Account’s existing assets. The strategy is implemented by senior management and a team of acquisition professionals.

FREQUENTLY ASKED QUESTIONS

B4. HOW ARE PROPERTIES ALLOCATED BETWEEN THE VARIOUS REAL ESTATE PORTFOLIOS MANAGED BY TIAA OR ITS AFFILIATES?
When two or more accounts have interest in acquiring the same property or properties, a strict rotation system is used under a written allocation procedure as adopted by TIAA and its THRE affiliates and modified from time to time. Under this procedure, the interested account highest on the list will be allowed to pursue the transaction first, and then that account will drop to the bottom of the rotation for new investments in that particular sector. This rotational system is employed on a sector-by-sector basis in the office, retail, industrial, multifamily, student housing and other sectors. This means that an account (including the Real Estate Account) could, at any one time, be at the top or the bottom of the rotation for new investment opportunities in any of the sectors in which the Account could invest.
For additional details, please see the latest Real Estate Account’s Prospectus, under the section “Establishing and Managing the Account - The Role of TIAA.”
B5. WHO MANAGES THE PROPERTIES OWNED BY THE REAL ESTATE ACCOUNT?
The Account typically hires nationally or regionally recognized commercial real estate property management firms, which have local companies or offices to perform the onsite daily management of the properties.
B6. WHY IS THE EXPENSE RATIO FOR THE REAL ESTATE ACCOUNT HIGHER THAN THAT OF OTHER TIAA PRODUCTS?
The Account’s expense ratio is high in relation to other TIAA retirement products for several reasons. The Account incurs expenses that do not affect other TIAA investment products, including independent fiduciary fees, appraisal fees, the liquidity guarantee premium and in-house asset management fees. However, it should be noted that the Account’s expense ratio is low compared with other real estate related variable annuities as reported by Morningstar*.
* The current total estimated annual expense deduction from the Account’s net assets is 0.850% for the period May 1, 2017 to April 30, 2018.
For more information, please see the section of the latest Real Estate Account’s Prospectus entitled “ Expense deductions.”
B7. HOW DOES THE REAL ESTATE ACCOUNT GUARANTEE LIQUIDITY?
The Account traditionally allocates a significant portion of its assets to liquid non-real estate related investments, as well as to real estate related securities. The Account’s liquid assets, together with cash flow from operating activities and participant transactions, are available to purchase directly owned real estate, to meet the Account’s expense needs and to provide liquidity to Account participants, when a participant elects to redeem units, i.e., through cash withdrawals, benefit payments, or transfers. In addition, under the Account’s investment guidelines, the Account may borrow money (subject to the leverage limitations as explained in FAQ # A4). Although the Account has never done so through the date hereof, such borrowings may include a line of credit.
The Account has historically held between 15% and 25% of its net assets in non-real estate-related publicly traded liquid securities, i.e., U.S. Treasury securities, government agency bonds and cash and commercial paper, in accordance with its stated investment strategy. In addition, the Account holds liquid real estate-related securities, such as REITs and commercial mortgage backed-securities, from time to time.
In the event that the Account’s level of liquidity is not sufficient to meet participant redemption demands, the TIAA General Account will purchase accumulation units issued by the Account (sometimes called liquidity units) in accordance with its liquidity guarantee. This liquidity guarantee is not a guarantee of either investment performance or the value of units in the Account.
For more information, please see the latest Real Estate Account’s Prospectus under Establishing and Managing the Account - The Role of TIAA in the section entitled “Liquidity Guarantee”.

FREQUENTLY ASKED QUESTIONS

B8. WHAT IS THE REAL ESTATE ACCOUNT’S POLICY ON HOLDING CASH?
Cash and cash equivalents are generally held in the form of liquid securities that are easily converted to cash. Please see the FAQ # B7 above for additional information.
B9. ARE THE PROPERTIES IN THE REAL ESTATE ACCOUNT INSURED FOR LOSSES DUE TO NATURAL DISASTERS, TERRORISM OR VANDALISM?
The Account’s managers attempt to obtain comprehensive insurance on every building and property owned by the portfolio. Investors should be aware, however, that in specific markets, certain types of insurance coverage may be either unavailable or prohibitively priced, and that insurance coverage may not always be adequate to cover all losses.
B10. HOW IS INVESTMENT RISK MANAGED IN THE REAL ESTATE ACCOUNT?
Investment risk is managed through geographic and property-type diversification, extensive analysis of tenants’ credit and appropriate diversification of future lease expirations. Investments are primarily made in core assets that are generally stable.
Please note that there are other risks associated with an investment in the Account. For more information, please see the section of the latest Real Estate Account’s Prospectus entitled “Risks”.
C. ACCOUNT AND PROPERTY VALUATION
C1. HOW ARE PROPERTIES IN THE REAL ESTATE ACCOUNT VALUED?
The properties are valued on a fair value basis. Each property is valued on a quarterly basis by independent third-party appraisers who are MAI (Member, Appraisal Institute) or its European equivalent, RICS (Royal Institute of Chartered Surveyors) certified appraisers. MAI and RICS are professional designations for appraisers who are experienced in the valuation and evaluation of commercial, residential and other types of properties. TIAA’s internal appraisal staff is comprised of MAI (or RICS) certified appraisers and oversees the entire appraisal process, in conjunction with the Account’s independent fiduciary. Additional appraisals and valuations of the Account’s properties may be performed outside of the quarterly appraisal process as facts and circumstances at a specific property change (for example, when bids are obtained for properties held for sale, and/or upon the insolvency of a large tenant or tenants). The Account’s independent fiduciary oversees the entire valuation process and can also require additional appraisals if it believes a property’s value might have changed materially and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. The independent fiduciary must also approve any valuation change where a property’s value changed by more than 6% from the most recent independent annual appraisal, or if the value of the Account would change by more than 4% within any calendar quarter or more than 2% since the prior month.
The fair value of a real estate property is an estimate of the most probable price for which a property would sell in a competitive market environment under all conditions requisite to a fair sale. Determination of fair value involves judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction.
The property appraisals are performed in accordance with the Uniform Standards of Professional Appraisal Practices (USPAP), the real estate industry standards created by the Appraisal Foundation (or equivalent standards for a non-U.S. property). Where there is a mortgage on the property, it is valued and reported separately and the property is valued as if it were free and clear of the mortgage. When conducting appraisals, appraisers consider the three approaches to value: the cost approach, the sales comparison approach and the income approach. In most cases, when appraising an income-producing property, the income approach is the most relevant method, specifically the discount cash flow analysis. However, in some cases, an income approach via direct capitalization may be appropriate.
For more information, please refer to the latest TIAA Real Estate Account 10-Q or the Real Estate Account’s Prospectus under the section “Valuing the Account’s Assets.”

FREQUENTLY ASKED QUESTIONS

C2. HOW ARE DAILY UNIT VALUES DERIVED FOR THE REAL ESTATE ACCOUNT WHEN REAL ESTATE TRANSACTIONS DON’T OCCUR EVERY DAY?
The daily unit value of the Account is derived at the close of each business day. The Account’s daily unit values are primarily driven by the underlying values of the properties and other real estate related investments owned by the Account, but the daily value also takes into account the value of the Account’s other assets, an estimated daily equivalent of net operating income from its properties and other investments, actual net operating income (to the extent such item differs from the estimated income accrued) and the Account’s liabilities (including the fees and expenses attributable to operating the Account).
In general, the Account obtains appraisals for each real estate property on a quarterly basis, which is intended to result in appraisal adjustments, and thus adjustments to the valuation of the Account’s holdings (to the extent adjustments are needed) that happen regularly throughout each quarter and not on one specific day in each period. The remaining assets in the Account are primarily marketable securities that are priced on a daily basis.
It is important to note that the Account generally obtains appraisals on a quarterly basis (although more frequent valuations or appraisals may occur as specific facts and circumstances at a specific property change) and as such, there may be circumstances in the interim in which the true realizable value of a property is not reflected in the Account’s daily net asset value calculation or in the Account’s periodic financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline (or increase) in property values in a relatively short period of time between appraisals. For example, appraised property values may prove to be too high in a rapidly declining commercial real estate market, and appraised values may not reflect the actual realizable value of a real estate asset that would be obtained in a rush sale where time was of the essence.
For more information, please see the sections of the latest Real Estate Account’s Prospectus entitled “Valuing the Account’s Assets” and “Risks”.
C3. WHAT IS A CAPITALIZATION RATE?
A capitalization rate (cap rate) can be described as a property’s income yield, calculated as net operating income divided by property value and expressed as a percentage. It can be calculated using historical net operating income or projected net operating income. Cap rates are often used to estimate property values when detailed cash flow analyses are not available. Estimated cap rates are generally derived from observing sales prices of competitively similar properties adjusted for geographic and property specific differences.
D. PARTICIPANT TRANSACTIONS
D1. HOW OFTEN CAN I TRANSFER/SELL UNITS IN AND OUT OF THE REAL ESTATE ACCOUNT?
Transfers and Withdrawals out of the Account
Transfers out of the Account to a TIAA or CREF account or into another investment option can be executed at any time but are limited to once per calendar quarter, although some plans may allow systematic transfers that result in more than one transfer per calendar quarter and certain other limited exceptions to this restriction apply.
Transfers into the Account
Generally, participants may transfer funds into the Account at any time (subject to the terms of an employer’s plan and applicable law). Individual participants are limited from making “internal funding vehicle transfers” into their Account accumulation if, after giving effect to such transfer, the total value of such participant’s Account accumulation (under all contracts issued to such participant) would exceed $150,000. This limitation is subject to certain exceptions, which are described below and identified in more detail in the relevant contract or endorsement form. As of the date hereof, all jurisdictions in which the Account is offered have approved this limitation, but the effective date of the limitation as applies to an individual participant will be reflected on his or her contract or endorsement form.

FREQUENTLY ASKED QUESTIONS

This limitation applies only to contracts in the pay-in stage, i.e. deferred annuity contracts. The limitation will not apply to contracts in the pay-out stage, i.e. immediate annuity contracts and certain group contracts. Minimum Distribution Option (MDO) contracts will be subject to the limitation and treated like a deferred annuity contract.
Under this limitation, an “internal funding vehicle transfer” means the movement (or attempted movement) of accumulations from any of the following to the Account:

▪	a TIAA Traditional Annuity accumulation,

▪	a TIAA Real Estate Account accumulation (from one contract to another),

▪	a companion College Retirement Equities Fund (CREF) certificate,

▪	other TIAA separate account accumulations, and

▪	any other funding vehicle accumulation that is administered by TIAA or CREF on the same record-keeping system as the contract.
There are exceptions to this limitation, including:

▪	Systematic Transfers

▪	Automatic Rebalancing Activity

▪	Transfer Payout Annuity (TPA) payments

▪	Any transaction arising from a TIAA-sponsored advice product/service
This limitation does not apply to most types of premium contributions. The $150,000 threshold, as well as the specific transactions to which the limitation applies, will be reevaluated periodically and may be adjusted by TIAA.
Please read the latest Real Estate Account’s Prospectus carefully for more information.
D2. WHY ARE TRANSFERS IN AND OUT OF THE REAL ESTATE ACCOUNT LIMITED?
Transfers in and out of the Account are limited because excessive transfer activity can make prudent cash management more challenging for the Account’s management team. The Account’s investment strategy is to invest between 75% and 85% of its net assets directly in real estate and real estate-related investments, and a key aspect of the Account’s strategy is not to be a market timer in purchasing and disposing of directly owned real estate properties. In essence, the Account is traditionally a real estate investor with a long-term perspective. Having participant inflows (and corresponding outflows) as predictable as possible allows the most efficient portfolio management from a long-term investment perspective, which we believe best serves the interests of participants.
In addition, the quarterly restriction on transfers out of the Account was imposed to dissuade investors with a short-term investment horizon and/or market timing strategists from using the Account for speculative purposes or short-term gains, which could work to the detriment of all other participants. Real estate assets are not as liquid as public market securities; they generally require a longer-term investment horizon and require an extended period of time to buy and sell.
D3. HOW DOES THE REAL ESTATE ACCOUNT GUARANTEE LIQUIDITY?
The Account traditionally allocates a significant portion of its assets to liquid non-real estate related investments, as well as to real estate related securities. The Account’s liquid assets, together with cash flow from operating activities and participant transactions, are available to purchase directly owned real estate, to meet the Account’s expense needs and to provide liquidity to Account participants , when a participant elects to redeem units, i.e., through cash withdrawals, benefit payments, or transfers. In addition, under the Account’s investment guidelines, the Account may borrow money (subject to the leverage limitations as explained in FAQ # A4). Although the Account has never done so through the date hereof, such borrowings may include a line of credit.
The Account has historically held between 15% and 35% of its net assets in non-real estate-related publicly traded liquid securities, i.e., U.S. Treasury securities, government agency bonds and cash and commercial paper, in accordance with its stated investment strategy. In addition, the Account holds liquid real estate-related securities, such as REITs and commercial mortgage backed-securities, from time to time.

FREQUENTLY ASKED QUESTIONS

In the event that the Account’s level of liquidity is not sufficient to meet participant redemption demands, the TIAA General Account will purchase accumulation units issued by the Account (sometimes called liquidity units) in accordance with its liquidity guarantee. This liquidity guarantee is not a guarantee of either investment performance or the value of units in the Account.
For more information, please see the latest Real Estate Account’s Prospectus under “Establishing and managing the Account - The role of TIAA” in the section entitled “Liquidity Guarantee”.
D4. WHAT IS THE ROLE OF THE INDEPENDENT FIDUCIARY AS IT PERTAINS TO TIAA’S OWNERSHIP OF LIQUIDITY UNITS?
As disclosed in the Account’s prospectus, among other responsibilities, the Account’s independent fiduciary, RERC, LLC has certain responsibilities with respect to TIAA’s purchase of liquidity units, including among other things, reviewing the purchase and redemption of liquidity units by TIAA to ensure the Account uses the correct unit values. In addition, the independent fiduciary’s responsibilities include establishing the percentage of total accumulation units that TIAA’s ownership should not exceed (the “trigger point”) and creating a method for changing the trigger point, as well as participating in any reduction of TIAA’s ownership interest below the trigger point.
For more information regarding the role of the independent fiduciary, please refer to the Real Estate Account’s Prospectus.
E. ACCOUNT INVESTMENT RISKS
E1. WHAT ARE THE REAL ESTATE ACCOUNT’S INVESTMENT RISKS?
The Account is subject to certain risks, which include but are not limited to, market and investment style risk, as well as valuation risk. The ownership of real estate has specific risks in addition to the risks associated with general economic conditions, including fluctuations in property values, fluctuations in expenses, lower income than expected, risks associated with appraisals, risks associated with participant transactions, risks and costs associated with the use of leverage, potential uninsured losses, potential environmental problems and other possible liabilities. The Account’s concentration in the real estate asset class (and in particular, to the extent it may be concentrated in one sector within the real estate asset class, such as office or retail) makes it subject to greater risk and more volatility than diversified portfolios, and its value may be substantially influenced by economic events affecting the real estate industry at the time.
For a detailed discussion of the investment risks associated with the Real Estate Account, please see the Real Estate Account’s Prospectus, under the “Risks” section.
E2. ARE THE PROPERTIES IN THE REAL ESTATE ACCOUNT INSURED FOR LOSSES DUE TO NATURAL DISASTERS, TERRORISM OR VANDALISM?
The Account’s managers attempt to obtain comprehensive insurance on every building and property owned by the portfolio. Investors should be aware, however, that in individual markets, certain types of insurance coverage may be either unavailable or prohibitively priced, and that insurance coverage may not be adequate to cover all losses.
E3. HOW IS INVESTMENT RISK MANAGED IN THE REAL ESTATE ACCOUNT?
Investment risk is managed through geographic and property-type asset diversification, extensive analysis of tenants’ credit and appropriate diversification of future lease expirations. Investments are primarily made in core assets that are generally stable.
Please note that there are other risks associated with an investment in the Account.
For more information, please see the section of the latest Real Estate Account’s Prospectus entitled “Risks”.

FREQUENTLY ASKED QUESTIONS

F. PERFORMANCE: RISK INDICATORS
F1. WHAT IS THE REAL ESTATE ACCOUNT’S BETA?
The beta of a stock fund measures the volatility that a fund experiences relative to the stock market as a whole, as measured by a specific market index (such as the S&P 500® Index). The Account invests in real properties, other real estate-related assets, including real estate investment trusts (REITs) and short-term instruments. Given that there is currently no publicly traded market or appropriate representative market index by which the Account can be appropriately compared, beta is not a meaningful measure for the Account.
F2. WHAT IS THE REAL ESTATE ACCOUNT’S VOLATILITY AND HOW DOES IT COMPARE TO THAT OF OTHER ASSET CLASSES?
When investors measure risk, they typically refer to the volatility of returns over time. Volatility is captured in the statistical measurement of standard deviation, which illustrates the degree to which returns tend to deviate from an average over a specific period of time. Clearly, the smaller the standard deviation, the less variability in returns from period to period, and theoretically, the less ‘risky’ the investment. Of course, volatility characteristics may change over time. There may be periods of stability followed by periods of turbulence over the history of an asset class. The following table shows the volatility of annualized 3, 5 and 10 year returns of various asset classes compared to that of the Account.

STANDARD DEVIATION (%) ANNUALIZED AS OF SEPTEMBER 30, 2017

	3 YEARS	5 YEARS	10 YEARS
	10/1/14 - 9/30/17	10/1/2012 - 9/30/17	10/1/2007 - 9/30/17
TIAA Real Estate Account	1.3	1.4	5.1
Stocks	10.1	9.5	15.1	S&P 500® Index
Bonds	2.9	2.8	3.3	Bloomberg Barclay's U.S. Aggregate Bond Index
Cash	0.1	0.1	0.2	Citigroup 3Mo Treasury Index
REITs	13.5	13.0	24.9	FTSE NAREIT All Equity REITs Total Return Index
S&P 500 is a registered trademark and service mark of the McGraw-Hill Companies.
FTSE is a trademark of the London Stock Exchange plc and The Financial Times Limited. NAREIT (National Association of Real Estate Investment Trusts) is a trade association that represents U.S. real estate investment trusts (REITs) and publicly traded real estate companies.
Calculations based on monthly total returns.
Index data source: Factset
As outlined in the table above, the volatility of the Account has remained at 1.3% over the past three years and 1.4% over the past five years, compared to the ten year volatility of 5.1%. The Account’s volatility over these periods is considerably below that of stocks and REITs as measured by the S&P 500 Index and the FTSE NAREIT All Equity REITs Total Return Index, respectively. The Account’s volatility is below that of bonds over the past three years and five years and somewhat above bonds over the past ten years as measured by the Bloomberg Barclay’s U.S. Aggregate Bond Index and, as expected, considerably above cash as measured by the Citigroup 3 Month Treasury Index. There is no guarantee that such relative low volatility compared to stocks and REITs will continue going forward.

FREQUENTLY ASKED QUESTIONS

F3. IS THE REAL ESTATE ACCOUNT A GOOD DIVERSIFIER?
The adage “don’t put all your eggs in one basket” refers to the concept of diversification. In a financial environment, investing in asset classes that behave similarly is like putting all your eggs in the same basket. One indicator of the relationship between different asset classes is correlation. Correlation is a statistical measure that indicates how closely together the returns of two asset classes move over time. An asset class is considered a good portfolio diversifier if its correlation to other asset classes in a portfolio is low or negative. Correlations range from -1.0 to 1.0. A correlation of 1.0 indicates that the assets’ returns move together in unison, e.g., when Asset A increases by 10%, Asset B increases by 10% as well. Conversely, a correlation of -1.0 indicates that the assets move in opposite directions, e.g., when Asset A increases by 10%, Asset B decreases by 10%.

Correlation Matrix
Ten-Year Period Ended September 30, 2017
	TIAA REA	STOCKS	BONDS	CASH	REITs
TIAA Real Estate Account	1.00	0.20	-0.21	-0.11	0.18
Stocks	0.20	1.00	-0.29	-0.36	0.79	S&P 500® Index
Bonds	-0.21	-0.29	1.00	0.15	—	Bloomberg Barclay's U.S. Aggregate Bond Index
Cash	-0.11	-0.36	0.15	1.00	-0.26	Citigroup 3Mo Treasury Index
REITs	0.18	0.79	—	-0.26	1.00	FTSE NAREIT All Equity REITs Total Return Index
S&P 500 is a registered trademark and service mark of the McGraw-Hill Companies.
FTSE is a trademark of the London Stock Exchange plc and The Financial Times Limited. NAREIT (National Association of Real Estate Investment Trusts) is a trade association that represents U.S. real estate investment trusts (REITs) and publicly traded real estate companies.
Correlation matrix based on quarterly total returns.
Index data source: Factset, NCREIF
The Account’s correlation to stocks, bonds, cash and REITS is low, at 0.20, -0.21, -0.11 and 0.18 respectively. REITs by comparison have shown a relatively strong correlation to stocks, at 0.79.
While the table above shows correlation of the Account to major stock, bond and cash indices, the following table illustrates the correlation of the NCREIF Property Index (NPI) to the same indices. This information is provided in order to illustrate correlation of the core, domestic real estate asset class to stocks and bonds, as opposed to correlation of the Account.

Correlation Matrix
Ten-Year Period Ended September 30, 2017
	NPI	STOCKS	BONDS	CASH	REITs
NPI	1.00	0.25	-0.19	-0.10	0.26
Stocks	0.25	1.00	-0.29	-0.36	0.79	S&P 500® Index
Bonds	-0.19	-0.29	1.00	0.15	—	Bloomberg Barclay's U.S. Aggregate Bond Index
Cash	-0.10	-0.36	0.15	1.00	-0.26	Citigroup 3Mo Treasury Index
REITs	0.26	0.79	—	-0.26	1.00	FTSE NAREIT All Equity REITs Total Return Index
Correlation matrix based on quarterly total returns.
Index data source: Factset, NCREIF
S&P 500 is a registered trademark and service mark of the McGraw-Hill Companies. FTSE is a trademark of the London Stock Exchange plc and The Financial Times Limited. NAREIT (National Association of Real Estate Investment Trusts) is a trade association that represents U.S. real estate investment trusts (REITs) and publicly traded real estate companies.

FREQUENTLY ASKED QUESTIONS

G. PERFORMANCE: RETURN INDICATORS
G1. WHAT ARE THE HISTORICAL TOTAL RETURNS OF THE REAL ESTATE ACCOUNT?

Please see annual total returns in table below.
TIAA REAL ESTATE ACCOUNT ANNUAL RETURNS

YEAR	TOTAL RETURN (%)
1995*	1.30*
1996	8.33
1997	10.07
1998	8.07
1999	8.17
2000	10.66
2001	6.29
2002	3.41
2003	7.50
2004	12.57
2005	14.02
2006	14.04
2007	13.80
2008	-14.15
2009	-27.64
2010	13.29
2011	12.99
2012	10.06
2013	9.65
2014	12.22
2015	8.16
2016	5.20
* The 1995 performance figure represents cumulative return since inception. The Account’s inception date was October 2, 1995.

TIAA REAL ESTATE ACCOUNT INVESTMENT PERFORMANCE SUMMARY
FOR PERIOD ENDING SEPTEMBER 30, 2017

Net Assets (in $Bil.)	$24.8
Expense Ratio (Basis Points)**	85.0
1 Year (8/1/16 - 9/30/17)	4.34%
5 Year (8/1/12 - 9/30/17)	8.04%
10 Year (8/1/07 - 9/30/17)	2.58%
Inception Date	10/2/1995
** Current estimated annual expense deductions from the Account’s net assets for the period May 1, 2017 to April 30, 2018.
The performance data quoted represents past performance and is no guarantee of future results. Your returns and the principal value of your investment will fluctuate so that your accumulation units or shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted herein. For performance current to the most recent month, visit http://www.tiaa.org or call 888-842-0318.

FREQUENTLY ASKED QUESTIONS

G2. WHAT ARE THE REAL ESTATE ACCOUNT’S COMPARISON INDICES AND HOW DOES THE REAL ESTATE ACCOUNT’S PERFORMANCE COMPARE TO THAT OF ITS COMPARISON INDICES?
The Account is a unique product that allocates its investments to primarily directly-owned real estate and other real estate-related assets, such as real estate investment trust (REIT) common stocks and secondarily to non-real estate related liquid short-term investments. The “Total Return” of the Account represents actual changes in unit values as reported to Account participants in the Account’s historical financial statements; in other words, the Total Return represents the actual performance of the Account.
However, management believes that a comparison of only the Account’s Total Return performance to that of a broad-based index or benchmark does not allow for the Account to be fairly evaluated and compared to other real estate funds, given its unique liquidity guarantee feature.
In order to provide relative measures for comparison, the Account has chosen to measure its performance against two externally published composite indices; 1) NCREIF Fund Index Open End Diversified Core Equity (“NFI-ODCE”) and 2) NCREIF Property Index-Open End (“NPI”). As a result, the Account will publish an “Adjusted Total Return” and an “Unlevered Property Level Return” that can be compared with the aforementioned indices. In order to derive the Adjusted Total Return, the Account’s total return is adjusted by removing the effects of (i) cash and all non-real estate-related marketable securities (collectively, “Liquid Assets”) held by the Account at the end of each period (only to the extent such Liquid Assets comprised 15% of the Account’s net assets as of such dates) and (ii) the expense charge associated with the liquidity guarantee provided to the Account by TIAA. Management believes that adjusting the total return of the Account allows for an analysis that is substantially more commensurate with other open-ended direct real estate products that may not have a guaranteed liquidity feature embedded in the product, such as those products that are components of the NFI-ODCE. It’s important to note that the Adjusted Total Return should be considered along with, but not as an alternative to, total return as a measure of the Account’s performance.
The NPI provides investors with an index that can be used to compare returns that are attributable to the performance of only directly-held commercial real estate held by the Account. This Unlevered Property Level index is widely used and accepted in the real estate investment industry and is independently calculated by NCREIF.
Please see the REA Quarterly Performance Analysis document for definitions and additional details on performance.
G3. WHAT IS THE DIFFERENCE BETWEEN THE ACTUAL TOTAL RETURNS AND THE ADJUSTED TOTAL RETURNS?
In order to more appropriately compare the performance of the Account with its peers in the NFI-ODCE, certain aspects of the Account’s historical performance have been adjusted to arrive at the Account’s “Adjusted Total Return.” Adjusting the Total Return of the Account allows for a more equitable assessment and comparison with the other open-ended direct real estate products contained in the NFI-ODCE that may not have a guaranteed liquidity feature and accompanying costs and cash drag embedded in the product.
The Account has historically held in excess of 15% of its net assets in liquid assets (as defined below) in normal circumstances and currently targets to hold between 15% and 25% of its net assets in liquid assets. The adjustments to arrive at Adjusted Total Return effectively remove the low point of this range (the lesser of 15% or the percentage of cash in the Account), as this has generally been the minimum liquid asset level deemed appropriate by management in recent years.
To calculate the Adjusted Total Return, the Account’s total return is adjusted by removing the effect of (i) cash and all non-real estate-related marketable securities (collectively, “Liquid Assets”) held by the Account at the end of each period (only to the extent such Liquid Assets comprised 15% of the Account’s net assets as of such dates) and (ii) the actual expense charge associated with the liquidity guarantee provided to the Account by TIAA.
Please see the Quarterly Performance Analysis document for definitions and additional details on performance.

FREQUENTLY ASKED QUESTIONS

G4. WHAT ARE THE INTERNAL RATES OF RETURN (IRR) FOR THE REAL ESTATE ACCOUNT?
While the IRR may be calculated for the underlying properties within the Account, it is neither an applicable measurement nor a good indication of performance for open-end accounts such as the Account. In open-end accounts, a manager has little control over the timing of participant cash flows into or out of the Account.
G5. IS THE REAL ESTATE ACCOUNT INCLUDED IN A GIPS® COMPLIANT COMPOSITE?
Yes. TIAA is compliant with GIPS® (Global Investment Performance Standards). Since the Account is discretionary, it is included in the GIPS compliant TIAA Domestic Real Estate Composite, which presents performance that is calculated in compliance with GIPS Standards.
Nuveen is the asset management division of TIAA that provides investment advice and portfolio management services to the TIAA-CREF group of companies through Teachers Insurance and Annuity Association ("TIAA") and the following registered investment advisers:  Teachers Advisors, LLC ("TAI"), TIAA-CREF Investment Management, LLC, TIAA-CREF Alternatives Advisors, LLC and GreenWood Resources Capital Management, LLC (“GreenWood”).  All registered investment advisers are indirect wholly-owned subsidiaries of TIAA and Nuveen except for GreenWood, which is majority-owned.
Effective 12/31/07, 7/1/09 and 12/31/11, TIAA was redefined to exclude the following separate and distinct businesses: Wrap-fee/SMA, Private Asset Management/Individual Trust Services and Covariance Capital Management, Inc., respectively.  Effective 12/31/12, TIAA has, as a result of a division of the business comprising the GIPS firm, been redefined to exclude both Kaspick & Company and the TIAA-CREF Trust Company, FSB (the latter of which, through a series of mergers, has since become TIAA, FSB).These exclusions have resulted in changes to the Firm-wide AUM prospectively. Nuveen Asset Management, Symphony Asset Management, NWQ Investment Management Company, Santa Barbara Asset Management, Winslow Capital Management and Gresham Investment Management are excluded from the definition of the firm.
A fully compliant GIPS Composite presentation and/or a list and description of all TIAA composites will be made available upon request. For more information about GIPS compliance and presentations, please contact your relationship manager or call 212-490-9000 ext. 23-7183.
H. MISCELLANEOUS
H1. IS THERE A DIFFERENCE BETWEEN INVESTING IN THE REAL ESTATE ACCOUNT AND A REIT (REAL ESTATE INVESTMENT TRUST) FUND?
Yes. There are several differences. First, when you invest in the Account, you are investing primarily in real estate that is directly owned by the Account. When you invest in a REIT fund, you invest in a fund that primarily buys securities of publicly-traded companies that own and manage direct real estate investments.
Second, because there are active, liquid markets for REITs, there are typically no limitations on transfers in and out of REIT funds. Conversely, transfers out of the Account are limited to once per calendar quarter. Please see FAQ D2 to see why transfers out of the Account are limited.
Third, under the Account’s current investment guidelines, it intends to maintain a loan-to-value ratio at or below 30% while the companies in which a REIT fund invests may leverage a higher or lower percentage of their assets. Please see FAQ A4 for more information regarding leverage in the Account. Fourth, in addition to being subject to the risks of real estate investing, a REIT fund, unlike the Account, is also subject to market risk and company risk.
Finally, the investment performance of REIT funds can vary substantially from the performance of the Account. For example, the Account’s volatility has been significantly lower than that of REITs over time. Over the three-, five- and ten-year periods ended September 30, 2017, the Account realized consistently lower annualized standard deviations than REITs (as measured by the FTSE NAREIT All Equity REITs Total Return Index). Furthermore, REITs returns have been highly correlated to stocks, as represented by the S&P 500 while the Account has shown low correlation to not only stocks, but also bonds and cash (as represented by the Bloomberg Barclay’s Aggregate Bond

FREQUENTLY ASKED QUESTIONS

Index and the Citigroup3 Month Treasury Index, respectively). Please see FAQ F2 and FAQ F3 above for additional information.
H2. IS THERE A DIRECT REAL ESTATE PEER GROUP OR MORNINGSTAR CATEGORY FOR THE TIAA REAL ESTATE ACCOUNT?
Due to the unique nature of the Account, it does not fit perfectly in any of the existing Morningstar categories. However, Morningstar currently includes the Account in its Miscellaneous Variable Annuity (VA) universe. This categorization can and does result in ratings and rankings that may not be appropriate.
H3. WHERE CAN I GET MORE DETAILED INFORMATION ABOUT THE REAL ESTATE ACCOUNT?
On the TIAA website:
TIAA Real Estate Account Fact Sheet
Quarterly Performance Analysis
Securities and Exchange Commission (SEC) filings:
TIAA Real Estate Account Prospectus
TIAA Real Estate Account 10-Q

FREQUENTLY ASKED QUESTIONS

This material is for informational or educational purposes only and does not constitute a recommendation or investment advice in connection with a distribution, transfer or rollover, a purchase or sale of securities or other investment property, or the management of securities or other investments, including the development of an investment strategy or retention of an investment manager or advisor. This material does not take into account any specific objectives or circumstances of any particular investor, or suggest any specific course of action. Investment decisions should be made in consultation with an investor’s personal advisor based on the investor’s own objectives and circumstances.
Annuity products are issued by TIAA (Teachers Insurance and Annuity Association), New York, NY.
Variable Annuity account options are available through contracts issued by TIAA or CREF. These contracts are designed for retirement or other long-term goals, and offer a variety of income options, including lifetime income. Payments from the variable annuity accounts and mutual funds are not guaranteed and will rise or fall based on investment performance.
In general, the value of the Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.
The risks associated with investing in the Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.
TIAA-CREF Individual & Institutional Services, LLC and Teachers Personal Investors Services, Inc. distribute securities products.
You should consider the investment objectives, risks, charges and expenses of the Account carefully before investing. This presentation must be preceded or accompanied by a current prospectus for the Account. Please call 888-842-0318 or go to tiaa.org/advisors for additional copies that contain this and other information. Please read the prospectus carefully before investing.
The Account has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the Account has filed with the Securities and Exchange Commission for more complete information about the Account and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at http://www.sec.gov. Alternatively, the Account's, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request by calling toll-free 800-842-2776. The Account prospectus may be accessed by clicking here:
TIAA Real Estate Account Prospectus
Any guarantees under annuities issued by TIAA are subject to TIAA’s claims paying ability. Payments under the TIAA Real Estate Account are variable and will rise and fall based on investment performance
© 2017 Teachers Insurance and Annuity Association of America (TIAA), 730 Third Avenue, New York, NY 10017-3206.
C38610                                                     (11/17)